UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013 (April 24, 2013)

SOUTHWEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

608 South Main Street, Stillwater, Oklahoma	74074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 742-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07            Submission of Matters to a Vote of Security Holders

Election of Directors:   At the annual shareholders’ meeting of Southwest Bancorp, Inc. (the “Company”), held April 24, 2013, the shareholders of the Company re-elected twelve Directors, each for a term expiring at the 2014 annual shareholders’ meeting or such later time as his or her successor is elected and qualified.  The Directors elected and the shareholders’ vote in the election of each Director were as follows:

	For	Withheld	Broker Non-vote
James E. Berry II	22,236,432	652,293	2,002,282
Thomas D. Berry	15,342,455	771,322	2,002,282
John Cohlmia	15,605,075	508,702	2,002,282
David S. Crockett Jr.	13,462,598	2,651,179	2,002,282
Mark W. Funke	15,762,034	351,743	2,002,282
J. Berry Harrison	15,580,022	533,755	2,002,282
James M. Johnson	15,602,362	511,415	2,002,282
David P. Lambert	15,481,977	631,800	2,002,282
Larry J. Lanie	15,786,275	327,502	2,002,282
Marran H. Ogilvie	13,544,707	2,569,070	2,002,282
Robert B. Rodgers	13,374,047	2,739,730	2,002,282
Russell W. Teubner	13,221,317	2,892,460	2,002,282

The above reflects cumulative voting. There were 19,530,233 shares of common stock outstanding and entitled to vote at the annual meeting.  A total of 18,680,638 shares of common stock were represented at the meeting in person or by proxy, representing 95.6% of the shares outstanding and entitled to vote at the annual meeting.

Advisory Vote on Executive Compensation:  At the annual meeting, the shareholders also approved the compensation of the Company’s Chief Executive Officer, Chief Financial Officer, and three most highly compensated other executive officers.  The shareholder vote was as follows:

For	Against	Abstain	Broker Non-vote
15,556,502	226,142	316,383	2,002,282

Advisory Vote on Frequency of Advisory Vote on Executive Compensation:  At the annual meeting, the shareholders voted for every -one year as the preferred frequency for future advisory votes on executive compensation.  The shareholder vote was as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-vote
11,949,079	90,098	4,116,271	522,908	2,002,282

Ratification of Appointment of Independent Registered Public Accounting Firm for 2013:  At the annual meeting, the shareholders also approved the engagement of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013.  The shareholder vote was as follows:

For	Against	Abstain
18,201,719	188,236	290,683

Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 26, 2013

SOUTHWEST BANCORP, INC. By: /s/ Mark W. Funke Name: Mark W. Funke Title: President and CEO